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                                                                   Exhibit (p.4)

                               ING PARTNERS, INC.
                                POWER OF ATTORNEY

I, the undersigned officer of ING Partners, Inc., hereby constitute and appoint John M. DelPrete and Susan C. Mosher, and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, File Nos. 333-32575 and 811-8319, respectively.

Hereby ratifying and confirming on this 18th day of November, 2003, my signature as it may be signed by my said attorneys to any such Registration Statements and any and all amendments thereto:


/s/ James M. Hennessy
---------------------
James M. Hennessy
President and Chief Executive Officer
ING Partners, Inc.